UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2011

APARTMENT TRUST OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4901 Dickens Road, Suite 101, Richmond, Virginia	23230
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 237-1335

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Declaration of Distributions
On September 29, 2011, the Board of Directors of Apartment Trust of America, Inc. (the “Company”) authorized a daily distribution to the Company’s stockholders of record as of the close of business on each day of the period commencing on October 1, 2011 and ending on December 31, 2011. The distributions will be calculated based on the number of days each stockholder has been a stockholder of record based on 365 days in the calendar year and will be equal to $0.0008219 per share of common stock, which is equal to an annualized distribution rate of 3.0%, assuming a purchase price of $10.00 per share. These distributions will be aggregated and paid in cash, or reinvested into shares of the Company’s common stock for stockholders participating in the Company’s Distribution Reinvestment Plan, monthly in arrears. Therefore, the distributions declared for each record date in the October 2011, November 2011 and December 2011 periods will be paid in November 2011, December 2011 and January 2012, respectively, only from legally available funds.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APARTMENT TRUST OF AMERICA, INC.
Dated: September 30, 2011	By:	/s/ Gustav G. Remppies
		Name:	Gustav G. Remppies
		Title:	President